Exhibit 99.1

FOR IMMEDIATE RELEASE

April 30, 2010

Interline Brands, Inc. Announces First Quarter 2010 Sales and
Earnings Results

Jacksonville, Fla. — April 30, 2010 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations (“MRO”) products, reported sales and earnings for the quarter ended March 26, 2010.

Sales for the first quarter of 2010 decreased 4.5% compared to the first quarter of 2009.  Earnings per diluted share were $0.17 for the first quarter of 2010, an increase of 89% compared to earnings per diluted share of $0.09 for the same period last year.

Michael J. Grebe, Interline’s Chairman and Chief Executive Officer, commented, “We continue to take advantage of the market environment to execute against strategic initiatives that will drive greater earnings leverage as conditions improve.  In the first quarter, we opened our new Chicago distribution center which supports our ongoing efforts to strengthen our distribution network through efficiency gains.”  Mr. Grebe continued, “Our work to transform our distribution network, combined with our investment in inventory management and leading-edge technology, will enhance our scale by extending our customer reach at a lower fixed-cost position.  Our efforts also afford us a substantial organic growth opportunity by enabling us to offer more products to more customers across the country.”

Sales for the quarter ended March 26, 2010 were $245.2 million, a 4.5% decrease compared to sales of $256.8 million in the comparable 2009 period.  Interline’s facilities maintenance end-market, which comprised 72% of sales, declined 3.1% during the first quarter. The professional contractor end-market, which comprised 16% of sales, declined 8.9% for the quarter.  The specialty distributor end-market, which comprised 12% of sales, declined 6.7% for the quarter.

“In the face of continued economic uncertainty and some challenges posed by weather, I am pleased with our progression during the quarter.  We are by no means where we want to be yet, but we are encouraged by the direction of our performance,” said Mr. Grebe.  “We are beginning to see more stability in certain end-markets and we are confident that our competitive position will serve us well as conditions continue to improve.”

Gross profit decreased $1.4 million, or 1.5%, to $95.1 million for the first quarter of 2010, compared to $96.6 million for the first quarter of 2009.  As a percentage of net sales, gross profit increased 120 basis points to 38.8% compared to 37.6% for the first quarter of 2009.

“We are particularly pleased to have achieved significant gross margin expansion, on a year-over-year basis, in the first quarter of 2010,” commented Kenneth D. Sweder, Interline’s Chief Operating Officer.  “We will continue to prudently manage our gross margin while ensuring our ongoing focus on growing the business.”

Selling, general and administrative (“SG&A”) expenses for the first quarter of 2010 decreased $6.7 million, or 8.0%, to $77.2 million from $83.9 million for the first quarter of 2009.  As a percentage of net sales, SG&A expenses were 31.5% compared to 32.7% for the first quarter of 2009.

As a result, first quarter 2010 operating income of $13.2 million, or 5.4% of sales, increased 63.7% compared to $8.0 million, or 3.1% of sales, in the first quarter of 2009.

Diluted earnings per share for the first quarter of 2010 were $0.17, an increase of 89% compared to diluted earnings per share of $0.09 for the first quarter of 2009.  Earnings per diluted share for the first quarter of 2010 included a $0.02 per diluted share charge associated with previously announced changes in the Company’s executive management and a $0.01 per diluted share charge associated with ongoing efforts to enhance the Company’s distribution network.  Earnings per diluted share for the first quarter of 2009 included a $0.06 per diluted share charge associated with higher reserves for bad debt expense resulting from a customer seeking Chapter 11 bankruptcy protection, a $0.05 per diluted share charge associated with a reduction in force and consolidation of certain distribution centers, a $0.01 per diluted share charge associated with the adoption of a new accounting standard on business combinations, and a $0.03 per diluted share gain on the early extinguishment of debt.

During the quarter ended March 26, 2010, cash and cash equivalents increased $16.9 million to $116.2 million primarily from cash flow from operating activities of $16.1 million.

Business Outlook

Mr. Grebe stated, “We are encouraged by some additional early signs of recovery.  Our sales have sequentially improved from the decline in the fourth quarter of 8.3%, to the decline in the first quarter of 4.5%, to an increase in sales so far this quarter of 0.8% through April.  Regardless of the market trends, we continue to manage our business efficiently with our long-term objectives in mind.”

“We are driving sustainable improvements to our business model that will position us favorably to capture profitability and market share gains as growth resumes.  In addition, our supply chain improvements are driving tangible cost savings that will only become more pronounced in an environment of growth, and our capital efficiency will continue to yield greater returns as we further optimize our network.  I am proud of our team’s dedication to the tasks at hand and confident that we are advancing Interline Brands as a premier broad line MRO distributor.”

Conference Call

Interline will host a conference call on April 30, 2010 at 9:00 a.m. Eastern Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 69985337.  This recording will expire on May 14, 2010.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations products to a diversified customer base made up of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2009.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: John Ebner

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF MARCH 26, 2010 AND DECEMBER 25, 2009

(in thousands, except share and per share data)

	March 26,	December 25,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$116,153	$99,223
Short-term investments	1,441	1,479
Accounts receivable - trade (net of allowance for doubtful accounts of $11,144 and $12,975)	119,563	120,004
Inventory	176,792	173,422
Prepaid expenses and other current assets	18,371	18,552
Deferred income taxes	16,432	16,459
Total current assets	448,752	429,139

Property and equipment, net	47,695	46,804
Goodwill	319,006	319,006
Other intangible assets, net	123,117	124,835
Other assets	8,804	9,054
Total assets	$947,374	$928,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$89,328	$85,982
Accrued expenses and other current liabilities	41,637	41,715
Accrued interest	4,099	1,050
Income taxes payable	1,409	1,285
Current portion of long-term debt	1,500	1,590
Capital lease - current	159	222
Total current liabilities	138,132	131,844

Long-Term Liabilities:
Deferred income taxes	40,430	40,369
Long-term debt and capital lease, net of current portion	304,127	304,092
Other liabilities	781	798
Total liabilities	483,470	477,103
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 authorized; none outstanding as of March 26, 2010 and December 25, 2009	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 32,998,168 issued and 32,878,797 outstanding as of March 26, 2010 and 32,640,957 issued and 32,524,251 outstanding as of December 25, 2009	330	326
Additional paid-in capital	583,232	576,747
Accumulated deficit	(119,175)	(124,745)
Accumulated other comprehensive income	1,629	1,483
Treasury stock, at cost, 119,371 shares as of March 26, 2010 and 116,706 as of December 25, 2009	(2,112)	(2,076)
Total stockholders’ equity	463,904	451,735
Total liabilities and stockholders’ equity	$947,374	$928,838

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THREE MONTHS ENDED MARCH 26, 2010 AND MARCH 27, 2009

(in thousands, except share and per share data)

	Three Months Ended
	March 26,	March 27,
	2010	2009

Net sales	$245,218	$256,793
Cost of sales	150,071	160,197
Gross profit	95,147	96,596

Operating Expenses:
Selling, general and administrative expenses	77,229	83,920
Depreciation and amortization	4,751	4,634
Total operating expenses	81,980	88,554
Operating income	13,167	8,042

Gain on extinguishment of debt, net	—	1,720
Interest expense	(4,353)	(5,379)
Interest and other income	424	290
Income before income taxes	9,238	4,673
Income taxes	3,668	1,751
Net income	$5,570	$2,922

Earnings Per Share:
Basic	$0.17	$0.09
Diluted	$0.17	$0.09

Weighted-Average Shares Outstanding:
Basic	32,674,154	32,481,049
Diluted	33,370,605	32,552,442

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THREE MONTHS ENDED MARCH 26, 2010 AND MARCH 27, 2009

(in thousands)

	Three Months Ended
	March 26,	March 27,
	2010	2009
Cash Flows from Operating Activities:
Net income	$5,570	$2,922
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,903	4,781
Gain on extinguishment of debt, net	—	(1,720)
Amortization of debt issuance costs	255	287
Amortization of discount on 8 1/8% senior subordinated notes	37	37
Write-off of deferred acquisition costs	—	672
Share-based compensation	774	823
Excess tax benefits from share-based compensation	(515)	—
Deferred income taxes	124	1,261
Provision for doubtful accounts	1,456	4,992
Loss on disposal of property and equipment	17	1

Changes in assets and liabilities which provided (used) cash:
Accounts receivable - trade	(981)	8,082
Inventory	(3,311)	11,557
Prepaid expenses and other current assets	182	5,723
Other assets	249	70
Accounts payable	3,337	17,858
Accrued expenses and other current liabilities	329	3,487
Accrued interest	3,049	2,481
Income taxes	603	(582)
Other liabilities	(12)	(157)
Net cash provided by operating activities	16,066	62,575
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(3,733)	(2,393)
Purchase of short-term investments	(1,342)	—
Proceeds from sales and maturities of short-term investments	1,379	—
Purchase of businesses, net of cash acquired	—	(126)
Net cash used in investing activities	(3,696)	(2,519)
Cash Flows from Financing Activities:
Decrease in purchase card payable, net	(1,025)	(1,677)
Repayment of term debt	(90)	(6,163)
Repayment of 8 1/8% senior subordinated notes	—	(34,157)
Payments on capital lease obligations	(64)	(58)
Proceeds from stock options exercised	5,200	—
Excess tax benefits from share-based compensation	515	—
Treasury stock acquired to satisfy minimum statutory tax withholding requirements	(36)	—
Net cash provided by (used in) financing activities	4,500	(42,055)
Effect of exchange rate changes on cash and cash equivalents	60	(34)
Net increase in cash and cash equivalents	16,930	17,967
Cash and cash equivalents at beginning of period	99,223	62,724
Cash and cash equivalents at end of period	$116,153	$80,691

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$945	$2,740
Income taxes, net of refunds	$3,072	$1,181

Schedule of Non-Cash Investing Activities:
Property acquired through lease incentives	$610	$2,412

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-US GAAP INFORMATION (UNAUDITED)

THREE MONTHS ENDED MARCH 26, 2010 AND MARCH 27, 2009

(in thousands)

Free Cash Flow

	Three Months Ended
	March 26,	March 27,
	2010	2009

Net cash provided by operating activities	$16,066	$62,575
Less capital expenditures	(3,733)	(2,393)
Free cash flow	$12,333	$60,182

We define free cash flow as net cash provided by operating activities, as defined under US GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended
	March 26,	March 27,
	2010	2009	% Variance

Net sales	$245,218	$256,793	-4.5%

Daily sales:
Ship days	64	64
Average daily sales (1)	$3,832	$4,012	-4.5%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

Adjusted EBITDA

	Three Months Ended
	March 26,	March 27,
	2010	2009
Adjusted EBITDA:
Net income (GAAP)	$5,570	$2,922
Interest expense	4,353	5,379
Interest income	(32)	(4)
Gain on extinguishment of debt, net	—	(1,720)
Income taxes	3,668	1,751
Depreciation and amortization	4,903	4,781
Adjusted EBITDA	$18,462	$13,109

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, net, income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under US GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP.